UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2015

BMC STOCK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive NE, Suite 500

Atlanta, GA 30328

(Address of principal executive offices) (Zip Code)

(678) 222-1219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 1, 2015, Stock Building Supply Holdings, Inc., a Delaware corporation (the “Company”), and Building Materials Holding Corporation, Inc., a Delaware corporation (“BMC”), completed their previously announced merger, effective as of 4:31 pm (EST) (the “Effective Time”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 2, 2015 (the “Merger Agreement”), between the Company and BMC, BMC merged with and into the Company (the “Merger”), with the Company surviving the Merger. As of the Effective Time, the Company was renamed “BMC Stock Holdings, Inc.”

At the Effective Time and as a result of the Merger, each share of common stock, par value $0.001 per share, of BMC (“BMC Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding (a) any shares of BMC Common Stock held in treasury or by any wholly owned subsidiary of BMC and (b) any shares of BMC Common Stock held by any BMC stockholder who is entitled to exercise, and properly exercises, appraisal rights with respect to such shares of BMC Common Stock pursuant to the General Corporation Law of the State of Delaware) was converted into the right to receive 0.5231 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). No fractional shares of Company Common Stock will be issued pursuant to the Merger. Each holder of BMC Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all shares of BMC Common Stock exchanged by such holder) will receive cash in lieu thereof (without interest) in an amount equal to such fractional amount multiplied by $17.19, the last reported sale price of Company Common Stock on the Nasdaq Global Select Market (“Nasdaq”) on November 30, 2015, the last complete trading day prior to the date of the Effective Time.

The Company Common Stock will continue to be traded on Nasdaq under the symbol “STCK.” The Company’s Common Stock has a new CUSIP number, 05591B109.

In connection with the Merger, the Company issued approximately 39,200,000 shares of Company Common Stock. The issuance of Company Common Stock in connection with the Merger was registered under the United States Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (Commission File No. 333-206421) filed with the United States Securities and Exchange Commission (the “SEC”) and declared effective on October 29, 2015. The definitive Joint Proxy and Consent Solicitation Statement/Prospectus, included in the registration statement and filed with the SEC on November 2, 2015, contains additional information about the Merger.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2015, and which is incorporated by reference into this Current Report on Form 8-K.

The foregoing summary description of the Merger Agreement and the copy of the Merger Agreement incorporated by reference as an exhibit into this Current Report on Form 8-K are included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or BMC. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and BMC in connection with the signing of the Merger Agreement. Those confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and BMC rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or BMC.

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

In connection with the Merger, on December 1, 2015, the Company, BMC and certain subsidiaries of the Company and BMC (the “Subsidiary Loan Parties”) entered into a $450 million senior secured revolving credit facility with Wells Fargo Capital Finance, LLC, as Administrative Agent and Collateral Agent, and the other lenders and agents party thereto (the “New Credit Agreement”), of which up to $75 million may be used for the issuance of letters of credit. Concurrent therewith, the Company, BMC and the Subsidiary Loan Parties granted a security interest on a first priority basis on present and future cash, deposit accounts, accounts receivable, inventory, commercial tort claims and certain related assets (the “ABL Priority Collateral”) and on a second priority basis in substantially all of the other assets of the Company, BMC and the Subsidiary Loan Parties that do not constitute ABL Priority Collateral, including existing and after acquired intellectual property, equipment and equity interests (the “Notes Priority Collateral”).

Under the New Credit Agreement, the Company is able to borrow and have letters of credit issued from time to time in an aggregate amount equal to the lesser of $450 million and the aggregate value (as determined pursuant to valuation methods and advance rates set forth in the New Credit Agreement) of certain borrowing base assets comprised of eligible accounts receivable, eligible inventory and eligible credit card receivables, in each case reduced by certain reserves (referred to in the New Credit Agreement as the “Borrowing Base”). The New Credit Agreement has a five year term and matures on the earlier to occur of (1) December 1, 2020 and (2) the date that is three months prior to the maturity date of the Notes (as defined below) (or if the Notes are refinanced or repaid, the date that is three months prior to the new maturity date of the replacement notes or other indebtedness that replaced or refinanced the Notes), at which time all principal amounts outstanding under the New Credit Agreement will be due and payable. Borrowings under the New Credit Agreement bear interest at a rate equal to either the base rate or LIBOR from time to time in effect, at the Company’s option, plus an applicable margin above the specified index. The applicable margin is determined by reference to the Company’s historical “Excess Availability” for borrowings. Depending on the amount of Excess Availability, applicable margins for LIBOR-based loans and fees for letters of credit range from 1.25% to 1.75%, and applicable margins for base rate-based loans range from 0.25% to 0.75%. The New Credit Agreement may, subject to certain conditions and to receipt of commitments from new or existing lenders, be increased up to a total of $550 million at the request of the Company.

The proceeds of the New Credit Agreement may be used for working capital and general corporate purposes.

The New Credit Agreement places limitations on the ability of the Company and its subsidiaries to, among other things, incur debt, create other liens on its assets, make investments, sell assets, pay dividends, undertake transactions with affiliates, enter into merger transactions and enter into unrelated businesses.

The New Credit Agreement also contains a financial covenant requiring the Company and its subsidiaries to maintain a “Fixed Charge Coverage Ratio” of at least 1.0:1.0 at the end of any fiscal quarter during the period from the date that “Excess Availability” under the New Credit Agreement is less than or equal to the greater of (1) $40.0 million and (2) 10.0% of the “Line Cap” under the New Credit Agreement until the date that Excess Availability has been greater than the greater of (i) $40.0 million and (ii) 10.0% of the Line Cap for a period of at least 30 consecutive days.

The New Credit Agreement also contains various customary representations and warranties, financial and collateral reporting requirements and other affirmative and negative covenants.

Amounts owed under the New Credit Agreement may be accelerated and the lenders may exercise other remedies available to them upon the occurrence of various events of default set forth in the New Credit Agreement, including the failure to make principal or interest payments when due, breaches of covenants, representations and warranties set forth in the Credit Agreement and defaults under other debt obligations.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Current Report on Form 8-K.

Senior Secured Notes

On September 20, 2013, BMC issued $250.0 million of BMC’s 9.0% Senior Secured Notes due 2018 (the “Notes”). The Notes are governed by an Indenture, dated September 20, 2013 (as amended through the date hereof, the “Indenture”), by and among BMC, certain subsidiaries of BMC party thereto as guarantors and Wilmington Trust, National Association, as trustee, as amended by that certain First Supplemental Indenture, dated June 1, 2015, by and among VNS Corporation, ProCon Construction Services, LLC, TrussMart Building Components, LLC and Wilmington Trust, National Association, as trustee (the “First Supplemental Indenture”). The Notes are secured on a first priority basis on the Notes Priority Collateral of BMC and its subsidiaries that are Subsidiary Loan Parties and on a second priority basis on the ABL Priority Collateral of BMC and its subsidiaries that are Subsidiary Loan Parties.

Concurrent with the Merger, BMC, the Company and the Company’s subsidiaries that are Subsidiary Loan Parties entered into (1) a second supplemental indenture (the “Second Supplemental Indenture”) pursuant to which the Company assumed all obligations of BMC and the subsidiaries of the Company that are Subsidiary Loan Parties guaranteed such Notes as of the Effective Time and (2) a joinder to security documents in respect of the Indenture pursuant to which the Company and its subsidiaries that are Subsidiary Loan Parties granted a security interest on a first priority basis in its Notes Priority Collateral and on a second priority basis on its ABL Priority Collateral as of the Effective Time.

The Notes bear interest at a rate of 9.0% per year and mature on September 15, 2018. The Company will pay interest on the Notes semiannually in arrears on each March 15 and September 15. The Notes will initially be guaranteed on a senior secured basis by all of the Subsidiary Loan Parties, and any future subsidiary of the Company that guarantees the Company’s obligations under the New Credit Agreement or certain other material indebtedness (the “Guarantors”). The Notes and the guarantees thereof will be the Company’s and the Guarantors’ senior secured obligations and will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes and the guarantees, and will rank senior in right of payment to any future indebtedness of the Company or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the guarantees thereof. The Notes and the guarantees thereof will be structurally subordinated to all of the liabilities and preferred stock of any of the Company’s subsidiaries that do not guarantee the Notes.

If the Company experiences specific kinds of changes of control as set forth in the Indenture, each holder of the Notes may require the Company to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to incur debt, pay dividends, make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of qualifications and exceptions.

The Indenture contains customary “Events of Default” (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by the Company to comply with its other obligations under the Indenture in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its restricted subsidiaries in the aggregate principal amount of $25.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of the Company or certain of its restricted subsidiaries; and

•	failure by the Company or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $25.0 million within 60 consecutive days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the applicable series of Notes then outstanding may declare all the Notes of that series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing summary description of the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference into this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company is a party to the New Credit Agreement and the Indenture and the Second Supplemental Indenture as set forth in Item 1.01 hereof, the descriptions of which are incorporated herein by reference.

Item 8.01.	Other Events.

On December 1, 2015, the Company issued a press release announcing the completion of the previously announced Merger pursuant to the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2015, by and between Stock Building Supply Holdings, Inc. and Building Materials Holding Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC on June 5, 2015 in Commission File No. 001-36050)

4.1	Indenture, dated as of September 20, 2013, by and among Building Materials Holding Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, governing Building Materials Holding Corporation’s 9.0% Senior Secured Notes due 2018

4.2	First Supplemental Indenture, dated as of June 1, 2015, by and among VNS Corporation, ProCon Construction Services, LLC, TrussMart Building Components, LLC and Wilmington Trust, National Association, as trustee

4.3	Second Supplemental Indenture, dated as of December 1, 2015, by and among BMC Stock Holdings, Inc., certain subsidiaries of BMC Stock Holdings, Inc. parties thereto and Wilmington Trust, National Association, as trustee

10.1	Second Amended and Restated Senior Secured Credit Agreement, dated as of December 1, 2015, by and among Building Materials Holding Corporation, Stock Building Supply Holdings, Inc., certain subsidiaries of Building Materials Holding Corporation and Stock Building Supply Holdings, Inc. parties thereto, Wells Fargo Capital Finance, LLC as agent for the lenders, joint lead arranger, and joint book runner, Goldman Sachs Bank USA, as joint lead arranger and joint book runner, and the lenders parties thereto

99.1	Press Release, dated December 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

By	/s/ James F. Major, Jr.
James F. Major, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: December 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 2, 2015, by and between Stock Building Supply Holdings, Inc. and Building Materials Holding Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed with the SEC on June 5, 2015 in Commission File No. 001-36050)

4.1	Indenture, dated as of September 20, 2013, by and among Building Materials Holding Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee, governing Building Materials Holding Corporation’s 9.0% Senior Secured Notes due 2018

4.2	First Supplemental Indenture, dated as of June 1, 2015, by and among VNS Corporation, ProCon Construction Services, LLC, TrussMart Building Components, LLC and Wilmington Trust, National Association, as trustee

4.3	Second Supplemental Indenture, dated as of December 1, 2015, by and among BMC Stock Holdings, Inc., certain subsidiaries of BMC Stock Holdings, Inc. parties thereto and Wilmington Trust, National Association, as trustee

10.1	Second Amended and Restated Senior Secured Credit Agreement, dated as of December 1, 2015, by and among Building Materials Holding Corporation, Stock Building Supply Holdings, Inc., certain subsidiaries of Building Materials Holding Corporation and Stock Building Supply Holdings, Inc. parties thereto, Wells Fargo Capital Finance, LLC as agent for the lenders, joint lead arranger, and joint book runner, Goldman Sachs Bank USA, as joint lead arranger and joint book runner, and the lenders parties thereto

99.1	Press Release, dated December 1, 2015